Exhibit 10.2
RESTRICTED STOCK UNIT AWARD AGREEMENT
pursuant to the
CLEARWIRE CORPORATION
2007 STOCK COMPENSATION PLAN
* * * * *
Participant:
Grant Date:
Number of Restricted Stock Units granted:
* * * * *
     THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Clearwire Corporation, a company organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Clearwire Corporation 2007 Stock Compensation Plan as in effect and as amended from time to time (the “Plan”); and
          WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant.
          NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
     1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
     2. Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above. Except as otherwise provided by Section 9 of the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall not have the rights of a stockholder in respect of the Shares underlying this Award until such Shares are delivered to the Participant in accordance with Section 4.
     3. Vesting.
          3.1. The RSUs subject to this grant shall become vested as to 25% on each of the first four anniversaries of the Grant Date specified above, provided the Participant is then employed by the Company and/or one of its Subsidiaries or Affiliates.
          3.2. If the Participant’s employment with the Company and/or its Subsidiaries or Affiliates terminates for any reason prior to the vesting of all or any portion of the RSUs awarded under this Agreement, such unvested portion of the RSUs shall immediately be cancelled and the Participant (and the Participant’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such RSUs. The Committee, in its sole discretion, may determine, prior to or within ninety (90) days after the date of any such termination (including any termination due to death, disability or retirement), that all or a portion of any the Participant’s unvested RSUs shall not be so cancelled and forfeited.
          3.3 If the Participant’s employer ceases to be an Affiliate or Subsidiary of the Company, that event shall be deemed to constitute a termination of employment under Section 3.2 above.
     4. Delivery of Common Stock. Subject to the terms of the Plan, if the RSUs awarded by this Agreement become vested, the Company shall promptly distribute to the Participant the number of Shares equal to the number of RSUs that so vested; provided that the Company may defer distribution of Shares to a date the Participant is not subject to any Company “blackout” policy or other trading restriction imposed by the Company; provided, further, that any distribution of Shares shall in any event be made by the date that is 2-1/2 months from the end of the calendar year in which the applicable RSUs vested. In connection with the delivery of the Shares pursuant to this Agreement, the Participant agrees to execute any documents reasonably requested by the Company.
     5. Dividends and Other Distributions. Participants holding RSUs shall be entitled to receive all dividends and other distributions paid with respect to such Shares, provided that any such dividends or other distributions will be subject to same vesting requirements as the underlying RSUs and shall be paid at the time the Shares are delivered pursuant to Section 4. If any dividends or distributions are paid in Shares, the Shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the RSUs with respect to which they were paid.
     6. Withholding. The Participant shall be required to pay the Company an amount of cash necessary to satisfy any withholding or other tax due from the Company with respect to any RSUs. Alternatively, the Company may, but shall not be required to, withhold from any other payment due to the Participant, including a number of otherwise deliverable Shares with an aggregate Fair Market Value equal to the minimum amount required to be withheld, in connection with the distribution of Shares underlying the RSUs granted hereunder.
     7. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
     8. Acknowledgment of Employee. The award of this RSU does not entitle Participant to any benefit other than that granted under this Plan. Any benefits granted under this Plan are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation. Participant understands and accepts that the benefits granted under the Plan are entirely at the grace and discretion of the Company and that the Company retains the right to amend or terminate the Plan at any time, at their sole discretion and without notice.
     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the principles of conflict of laws thereof.
     10. Notices. Any notice which may be required or permitted under this Agreement shall be in writing and shall be delivered in person, or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:
          10.1. If such notice is to the Company, to the attention of the Secretary of Company or at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.
          10.2. If such notice is to the Participant, at his or her address as shown on the Company’s records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.
     11. Compliance with Laws. The issuance of the RSUs and Shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Exchange Act and the respective rules and regulations promulgated thereunder), any relevant provision of gaming laws or regulations including any registration, approval or action thereunder, and any other law or regulation applicable thereto. The Company shall not be obligated to issue any of the RSUs or Shares pursuant to this Agreement if such issuance would violate any such requirements.

     12. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign any part of this Agreement without the prior express written consent of the Company.
     12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
     13. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
     14. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
     15. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant has hereunto set his hand, all as of the Grant Date specified above.

CLEARWIRE CORPORATION

By:

Name:

Title:

[Executive]

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